Exhibit 5.1

1001 FLEET STREET SUITE 700 BALTIMORE, MARYLAND 21202-4346

January 5, 2023

Wheeler Real Estate Investment Trust, Inc. 2529 Virginia Beach Boulevard Virginia Beach, VA 23452

Re: Exchange Offer

Ladies and Gentlemen:

We are furnishing this opinion letter in accordance with the requirements of Item 601(b)(5) of Regulation S-K in connection with the Registration Statement on Form S-4 (File No. 333-268080) of Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on November 1, 2022 and amended on November 18, 2022 and on January 5, 2023 (as amended, the “Registration Statement”) and the related prospectus contained in the Registration Statement (the “Prospectus”) in connection with the Company’s exchange offer and consent solicitation pursuant to which the Company proposes to (i) exchange newly-issued 6.00% Subordinated Notes due 2027 in minimum denominations of $25.00 each (each, an “Exchange Note” and collectively, the “Exchange Notes”) and newly-issued shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), for up to 67.0% (the “Exchange Limit”) of the issued and outstanding shares of the Company’s Series D Cumulative Convertible Preferred Stock, having no par value (the “Series D Preferred Stock”), and (ii) amend the terms and contract rights, as expressly set forth in its charter, of the Series D Preferred Stock, all as more particularly described in the Registration Statement. The transactions described in the foregoing clause (i) are referred to herein as the “Exchange Offer”, and the transactions described in the foregoing clause (ii) are referred to herein as the “Proposed Charter Amendments”.

As more particularly described in the Registration Statement and subject to the Exchange Limit, holders of shares of Series D Preferred Stock that are tendered in the Exchange Offer would receive, in exchange therefor, (i) Exchange Notes with a face value equal to the number of shares of Series D Preferred Stock tendered by a holder multiplied by $16.00, provided that the value of any fractional Exchange Notes (i.e., denominations of less than $25.00 principal amount) that would otherwise be issued will instead be paid in cash, and (ii) 0.5 shares of Common Stock for each share of Series D Preferred Stock tendered by a holder. The Exchange Notes would provide, among other things, that the unpaid amount due thereunder may be converted, in whole or in part, at any time, at the option of the holders thereof, into shares of Common Stock at a conversion price of $12.50 per share of Common Stock (the “Conversion Feature”). If the aggregate number of shares of Series D Preferred Stock tendered in the Exchange Offer were to exceed the Exchange Limit, then the tendered shares of Series D Preferred Stock would be exchanged on a pro rata basis up to the Exchange Limit, with any excess tendered shares being returned to the holders thereof.

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With respect to shares of Common Stock that could be issued pursuant to the Exchange Offer and the Conversion Feature, the Registration Statement and the Prospectus relate to an aggregate of 3,759,544 shares (collectively, the “Common Shares” and, together with the Exchange Notes that could be issued pursuant to the Exchange Offer, the “Securities”), which is the maximum number of shares of Common Stock that the Company believes could be so issued.

I. Documents Reviewed

We have examined copies of the following documents (the “Documents”):

1. the Registration Statement and the Prospectus, each in the form in which it was filed with the Commission (collectively, the “Offering Documents”);

2. Articles of Amendment and Restatement filed by the Company with the State Department of Assessments and Taxation of Maryland (“SDAT”) on August 5, 2016 (the “Articles of Incorporation”);

3. Articles Supplementary filed by the Company with SDAT on September 16, 2016, as corrected by the Certificate of Correction filed with SDAT on May 3, 2018;

4. Articles Supplementary filed by the Company with SDAT on November 15, 2016;

5. Articles Supplementary filed by the Company with SDAT on November 21, 2016;

6. Articles Supplementary filed by the Company with SDAT on December 1, 2016;

7. A first Articles of Amendment to the Articles of Incorporation filed by the Company with SDAT on March 28, 2017;

8. A second Articles of Amendment to the Articles of Incorporation filed by the Company with SDAT on March 28, 2017;

9. Articles of Amendment to the Articles of Incorporation filed by the Company with SDAT on May 29, 2020;

10. Articles Supplementary filed by the Company with SDAT on July 8, 2021;

11. Articles of Amendment filed by the Company with SDAT on November 5, 2021;

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12. Articles of Amendment filed by the Company with SDAT on November 29, 2021 (together with the documents identified in Items 2 through 11 of this Section I, the “Charter”);

13. the Bylaws of the Company (the “Bylaws);

14. the certificate of good standing issued by SDAT on January 3, 2023 with respect to the Company (the “Good Standing Certificate”);

15. the resolutions adopted by the Board of Directors of the Company on October 28, 2022 and January 4, 2023 and the minutes of the meeting of the Board of Directors of the Company held on December 13, 2022 relating to certain matters referred to herein (collectively, the “Resolutions”);

16. the Indenture to be executed by the Company and Computershare Trust Company, N.A., as trustee, in the form attached as an exhibit to the Registration Statement (the “Indenture”);

17. the form of Exchange Note, which is attached as an exhibit to the Registration Statement;

18. the proposed Articles of Amendment to be filed by the Company with SDAT to effect the Proposed Charter Amendments, in the form attached as an annex to the Prospectus (the “Proposed Articles of Amendment”); and

19. the Certificate of Secretary, dated as of the date hereof, issued to us by the Secretary of the Company with respect to certain factual matters relevant to this opinion letter.

II. Assumptions

In expressing the opinions set forth below, we have assumed, and so far as is known to us there are no facts inconsistent therewith, that:

1. all Documents submitted to us as originals are authentic;

2. all Documents submitted to us as certified or photostatic copies conform to the original documents;

3. all signatures on all such Documents are genuine;

4. all public records reviewed or relied upon by us or on our behalf are true and complete;

5. all statements and information contained in the Documents are true and complete;

6. each person who executed any of the Documents was authorized to do so;

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7. each natural person who executed any of the Documents was legally competent to do so and had knowledge about all matters stated therein; and

8. there has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, in connection with this opinion letter, by action or omission of the parties thereto or otherwise;

9. the Charter (other than pursuant to the Proposed Articles of Amendment), the Bylaws, and the Resolutions will not have been amended or rescinded, and will be in full force and effect, at all times at which any Securities are offered or issued by the Company;

10. the Securities will, if and when issued, be issued in the manner stated in, and pursuant to, the Offering Documents;

11. upon the issuance of any Common Shares pursuant to the Conversion Feature, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter;

12. none of the Securities will be issued in violation of the restrictions on transfer and ownership set forth in Article VI of the Articles of Incorporation, as amended to date, and as the same may be amended in the future;

13. at the time of the issuance of any Common Shares, the Company or its transfer agent will record in the Company’s stock ledger the name(s) of the persons to whom such shares are issued;

14. the Registration Statement, and any amendments thereto (including post-effective amendments), will have been declared effective by the Commission; and

15. the Company will remain duly organized, validly existing, and in good standing under the laws of the State of Maryland at the time any Securities are offered or issued by the Company.

As to any facts material to this opinion letter that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

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III. Opinions

Based on the foregoing, and subject to the qualifications and assumptions set forth herein, it is our opinion that:

1. the Company has the corporate power and authority to execute and deliver the Indenture, and to execute and issue the Exchange Notes and issue the Common Shares in accordance with, and pursuant to, the Offering Documents;

2. the Indenture and its execution and delivery by the Company have been duly authorized and approved;

3. if and when issued by the Company under the circumstances contemplated by the Offering Documents, the Exchange Notes will be duly authorized; and

4. if and when issued by the Company under the circumstances contemplated by the Offering Documents, the Common Shares will be duly authorized, validly issued, fully paid, and non-assessable; and

5. provided that (a) the holders of at least two-thirds of the issued and outstanding shares of Series D Preferred Stock consent to the Proposed Charter Amendments by tendering their shares as provided in the Offering Documents and (b) the Company thereafter files the Proposed Articles of Amendment with SDAT, the Proposed Charter Amendments will become effective at the time and date set forth in the Proposed Articles of Amendment.

IV. Additional Qualifications

In addition to the assumptions set forth above, the opinions set forth herein are also subject to the following qualifications:

1. We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

2. The foregoing opinions are limited to the provisions of the Maryland General Corporation Law and the applicable provisions of the Maryland Declaration of Rights, each as currently in effect on the date hereof, and the reported judicial decisions interpreting these laws. We do not express any opinion herein concerning any other laws.

3. The foregoing opinions are rendered as of the date first set forth above, and we undertake no obligation to advise you of any changes or any new developments, including, without limitation, changes in the facts set forth in the Documents and/or to any applicable laws, that might affect any opinion set forth herein.

4. We express no opinion concerning the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder, or any decisional laws interpreting any of the provisions of the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder.

5. Various issues pertaining to the enforceability of the Exchange Notes and the Indenture are addressed in the opinion letter that Cadwalader, Wickersham & Taft LLP has separately provided to the Company. We express no opinion with respect to those matters.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of the name of our firm therein. In issuing this opinion letter, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Sincerely,

/s/ Gordon Feinblatt LLC